EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix-Seneca Funds
File Number: 811-7455
Registrant CIK Number: 0001005020

Sub-Item 77Q3
Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 2 - Class A  $0, Class B $0, Class C $0, Class X $0
Series 3 - Class A $909, Class B $172, Class C $70, Class X $1255. Series 4 - Class A $25, Class B $5, Class C $5, Class X $197.

72EE
Series 2 - Class A  $0, Class B $0, Class C $0, Class X $0
Series 3 - Class A  $159, Class B $43, Class C $19, Class X $223
Series 4 - Class A  $634, Class B $279 Class C $288 Class X $3374

73A1/73A2-
Series 2 - Class A $0.00, Class B $0.00, Class C $0.00, Class X $0.00 Series 3 - Class A $0.3390, Class B $0.2550, Class C $0.2550,
           Class X $0.3720
Series 4 - Class A  $0.1100, Class B $0.0500, Class C $0.0500,
           Class X $0.1400.

73B
Series 2 - Class A, Class B, Class C, and Class X are zero.
Series 3 - Class A  $0.0555, Class B $0.0555, Class C $0.0555,
           Class X  $0.0555.
Series 4 - Class A  $2.7800, Class B $2.7800, Class C $2.7800,
           Class X  $2.7800.

74U1/74U2-
Series 2 - Class A 1,322, Class B 917, Class C 714, Class X 693
Series 3 - Class A 2,819, Class B 653, Class C 198, Class X 2,854
Series 4 - Class A 238, Class B 99, Class C 82, Class X 1,031

74V1/74V2-
Series 2 - Class A $16.71, Class B $15.71, Class C $15.71,
           Class X $17.19.
Series 3 - Class A $10.46, Class B $10.28, Class C $10.30,
           Class X $10.56.
Series 4 - Class A $17.46, Class B $17.12. Class C $17.17,
           Class X $18.09